Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-170305, 333-137275, 333-137276, 333-111530, 333-48650, 333-04869, 333-04871, 333-18331 and 333-50012) of Tupperware Brands Corporation of our report dated February 22, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida

February 22, 2011